UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

Commission File No. 333-140685

World Series of Golf, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	87-0719383
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

10161 Park Run Drive, Suite 150
Las Vegas, Nevada 89145
(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     Effective as of April 21, 2009, R. Terry Leiweke resigned from his positions as Chief Executive Officer and Chief Financial Officer of our company. Mr. Leiweke will continue to serve as President and as a director of our company and will be compensated according to his existing compensation arrangement.

     Effective as of April 21, 2009, Tracey Leiweke resigned from his position as Treasurer and as a director of our company.

     Also effective as of April 21, 2009, our board of directors (the “Board”) appointed Mr. Joseph F. Martinez as our Chief Executive Officer, Chief Financial Officer and Treasurer. The Board also elected Mr. Martinez to the Board to fill the vacancy created by Tracey Leiweke’s resignation. To date, Mr. Martinez has not been named to any committees of the Board.

The biographical information of Mr. Martinez required by this Item is set forth below.

Joseph F. Martinez, 59, has served as a director and as our Chief Executive Officer, Chief Financial Officer and Treasurer since April 2009. Mr. Martinez is the principal of Core Venture Partners, LLC, a merchant-banking and financial advisory firm that he founded in 2002 and which provided consulting services to our company from January 2009 until April 2009. From 2006 until 2008, Mr. Martinez served as the Chief Executive Officer of Impart Media Group, Inc., a technology company that provided digital signage solutions. From June 2005 until 2008, he was a director of Impart Media Group, Inc. and from June 2005 until his appointment as Chief Executive Officer, he served as its Chief Financial Officer and the Chairman of the board of directors. From August 2004 until June 2005, Mr. Martinez served as the Chief Executive Officer and a director of Impart, Inc., which was acquired by Impart Media Group, Inc. in a reverse merger. From 2002 until 2004, Mr. Martinez, through Core Ventures, provided advisory services to technology companies, including Impart, Inc. Prior to that, Mr. Martinez was the President and Chief Executive Officer of Centaur Partners, a Silicon Valley-based investment bank, from 1998 to 2002. Mr. Martinez has more than 25 years of combined operational and financial experience. He holds graduate degrees from the University of Denver.

     As indicated above, Mr. Martinez is the principal of Core Venture Partners, LLC, a merchant-banking and financial advisory firm that provided consulting services to our company from January 2009 until his appointment as our Chief Executive Officer. Pursuant to the terms of a consulting agreement between Mr. Martinez and our company, we are obligated to pay Mr. Martinez aggregate cash consulting fees of approximately $75,000 in consideration for the services he provided to us during the period from January 1, 2009 until his appointment as an officer of our company. To date, such amounts remain unpaid.

Joseph Martinez Employment Agreement

     On April 21, 2009, we entered into an employment agreement (the “Martinez Agreement”) with Joseph F. Martinez, pursuant to which Mr. Martinez will serve as our Chief Executive Officer for a term beginning on April 21, 2009 (the “Effective Date”) and ending at any time upon termination by either party.

     Pursuant to the Martinez Agreement, Mr. Martinez will be entitled to annual base compensation of $240,000, with any increase in base compensation to be set by the Board from time to time as determined by the Board. Mr. Martinez is eligible to receive a target annual bonus of $120,000, with the actual amount to be determined by the Board or the Compensation Committee thereof should one be created.

     Pursuant to the Martinez Agreement, we granted Mr. Martinez options to purchase up to 1,000,000 shares of common stock, par value $0.001 per share, of our company at an exercise price of $0.02 per share. The options vest monthly in equal installments over a thirty-six (36) month period, beginning the first month after the Effective

Date, and expire ten (10) years after the grant date. The grant was made pursuant to the standard form of grant agreement under our 2009 Equity Incentive Plan, which plan is further described below.

     In the event that Mr. Martinez’s employment is terminated without cause or Mr. Martinez chooses to terminate his employment for good reason, (i) all options granted to Mr. Martinez pursuant to the Martinez Agreement shall be fully vested and exercisable upon such termination and shall remain exercisable in accordance with the grant agreements and (ii) Mr. Martinez will receive an amount equal to six (6) months of his specified base salary at the rate in effect on the date of termination. In the event that Mr. Martinez’s employment is terminated for cause or Mr. Martinez chooses to terminate his employment other than for good reason, vesting of the options shall cease on the date of termination and any then unvested options shall terminate, however the then-vested options shall remain vested and exercisable in accordance with the grant agreements.

     If Mr. Martinez’s employment is terminated within one year of the change in control, and such termination is without cause or if Mr. Martinez resigns for good reason, (i) Mr. Martinez shall receive an amount equal to six (6) months of his specified base salary at the rate in effect on the date of termination, and (ii) Mr. Martinez shall receive incentive cash compensation in an amount equal to 50% of his specified base salary at the rate in effect on the date of termination. In the event of a change in control of our company, all unvested stock options granted to Mr. Martinez shall immediately vest and shall remain exercisable as specified in the option grant agreements, subject to our right to direct the sale of shares in connection with a change of control.

     Regardless of the nature of his separation from the company, Mr. Martinez will also receive salary, a prorated amount of incentive cash compensation for the fiscal year in which the termination occurs, pay for accrued but unused paid time off, and reimbursement of expenses through the date of termination.

      In general, Mr. Martinez has agreed not to (i) compete with our company for a period of six (6) months following the end of the employment term, (ii) to solicit partners, vendors or employees of our company for a period of one (1) year following the end of the employment term, and (iii) solicit or accept business from any client of our company, including former clients that were clients within the last year prior to Mr. Martinez’s termination, for a period of one (1) year following the end of the employment term, unless such employment is terminated by us without cause or by Mr. Martinez for good reason.

      The foregoing summary is qualified in its entirety by reference to the text of the Martinez Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Termination of 2007 Stock Option Plan

     On April 21, 2009, we terminated our 2007 Stock Option Plan (the “2007 Plan”). As the date of termination, there were no outstanding options issued under the 2007 Plan.

Adoption of 2009 Equity Incentive Plan

     On April 21, 2009, the Board approved the adoption of our 2009 Equity Incentive Plan (the “2009 Plan”) for the purpose of providing incentives for officers, directors, employees and consultants to promote the success of our company, to enhance our ability to attract and retain the services of such persons, to encourage them to continue in our employ and to maximize their performance. We intend to submit the 2009 Plan for approval by our stockholders at our next annual meeting.

     An aggregate of 3,000,000 shares of common stock are reserved for issuance under the 2009 Plan. Options granted under the 2009 Plan may be either: (i) options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, or (ii) non-qualified stock options. Stock options and stock awards may be granted under the 2009 Plan to all of our eligible officers, directors, consultants and employees. The Board, or our compensation committee should one be established, will administer the 2009 Plan and has the authority to determine exercise prices applicable to the options, the eligible officers, directors, consultants or employees to whom options may be granted, the number of shares of common stock subject to each option and the extent to which options may be exercisable. In addition, the Board will have the power to interpret the 2009 Plan and any agreement or instrument entered into under the 2009 Plan, to establish, amend or waive rules and regulations for the 2009 Plan administration, and to amend the terms and conditions of any outstanding stock incentives as allowed under the 2009 Plan. Options granted to employees under the 2009 Plan generally vest in equal installments over a three year period from the grant date, and options granted to directors under the 2009 Plan vest in full one year after the grant date. Without approval by the Board, no option is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only by such optionee.

     Any incentive stock option that is granted under the 2009 Plan may not be granted at a price less than the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of holders of 10% or more of the total combined voting power through all classes of our capital stock or the capital stock of a subsidiary or parent corporation).

     Each incentive stock option, and the majority of nonqualified stock options, under the 2009 Plan is exercisable for a period not to exceed ten years from the date of grant (or five years in the case of a holder of more than 10% of the total combined power of all classes of our capital stock or the capital stock of a subsidiary or parent corporation) and will lapse upon expiration of such period, or earlier upon termination of the recipient’s employment with us, or as determined by the Board.

     Options granted under the 2009 Plan will be granted upon the terms and conditions of grant agreements substantially in the Form of Non-Qualified Stock Option Grant Agreement or Incentive Stock Option Grant Agreement, as applicable, attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively.

      The foregoing summary is qualified in its entirety by reference to the text of the 2009 Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Document

10.1	Employment Agreement, effective as of April 21, 2009, by and between World Series of Golf, Inc. and Joseph F. Martinez.

10.2	2009 Equity Incentive Plan of World Series of Golf, Inc.

10.3	Form of Non-Qualified Stock Option Grant Agreement.

10.4	Form of Incentive Stock Option Grant Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD SERIES OF GOLF, INC.
(Registrant)

By:	/s/ Joseph F. Martinez
Joseph F. Martinez
Chief Executive Officer

Dated: April 22, 2009

EXHIBIT INDEX

Exhibit No.	Document

10.1	Employment Agreement, effective as of April 21, 2009, by and between World Series of Golf, Inc. and Joseph F. Martinez.

10.2	2009 Equity Incentive Plan of World Series of Golf, Inc.

10.3	Form of Non-Qualified Stock Option Grant Agreement.

10.4	Form of Incentive Stock Option Grant Agreement.